                                                                     EXHIBIT 3.6

================================================================================

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            COMPASS BANCSHARES, INC.

================================================================================

           (Originally incorporated under the name "Central and State
              National Corporation of Alabama" on December 8, 1970)

     Compass Bancshares, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Compass Bancshares, Inc. a resolution was duly adopted setting forth the proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring such amendment to be advisable and calling for the presentation of the proposed amendment to the stockholders of the corporation at the next annual meeting. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that Article 4.1 of the corporation's Restated Certificate of Incorporation be revised to read as follows:

          "4.1 Authorized Stock. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is two hundred twenty-five million (225,000,000), consisting of

               (1) Twenty-five million (25,000,000) shares of preferred stock, $0.10 par value per share (hereinafter "Preferred Stock"); and

               (2) Two hundred million (200,000,000) shares of common stock, $2.00 par value per share (hereinafter "Common Stock")."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, Compass Bancshares, Inc. has caused this certificate to be executed on this 15th day of May, 1998.

                                        COMPASS BANCSHARES


                                        By: /s/ D. Paul Jones, Jr.
                                            ------------------------------------
                                            D. Paul Jones, Jr.
                                            Its Chairman and Chief Executive
                                            Officer

ATTEST:


By: /s/ Jerry W. Powell
    ---------------------------------
    Jerry W. Powell
    Its Secretary

STATE OF ALABAMA      )
COUNTY OF JEFFERSON   )

          I, the undersigned Notary Public in and for said County and State, do hereby certify that on this 15th day of May, 1998, personally appeared before me
D. Paul Jones, Jr., who, being first duly sworn, declared that he is the Chairman and Chief Executive Officer of Compass Bancshares, Inc., and that, being informed of the contents, he voluntarily executed the foregoing instrument in said capacity, as the act and deed of the Corporation, and that the statements made in the foregoing instrument are true.

     WITNESS my hand and official seal on the date aforesaid.


                                        /s/ Daniel B. Graves
                                        ----------------------------------------
                                        Notary Public
                                        My Commission Expires: April 15, 2002

NOTARIAL SEAL


                                        2